UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 8, 2013

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On July 11, 2013, H&R Block, Inc. (the “Company”) announced that H&R Block Bank (“HRB Bank”) and Block Financial LLC (“Block Financial”) had entered into a definitive Purchase and Assumption Agreement (the “P&A Agreement”) to sell certain assets and liabilities of HRB Bank to Republic Bank & Trust Company (“Republic”), subject to various closing conditions, including the finalization of various operating agreements and receipt of certain required approvals (the “P&A Transaction”). Prior to entering into the P&A Agreement, Republic, which currently operates under a state bank charter, filed an application with the Office of the Comptroller of the Currency (the “OCC”) for approval to convert to a national banking association (the “Conversion”). Approval and completion of the Conversion were conditions to closing the P&A Transaction.

Republic has informed the Company that it is withdrawing its application for the Conversion and its application for approval of the P&A Transaction, which required that the Conversion be approved. As a result, HRB Bank and Block Financial have provided notice of termination of the P&A Agreement.

We remain committed to our twin goals of ceasing to be regulated as a savings and loan holding company and finding the right bank partner to help us to continue to grow our financial services business. We will explore all alternatives for achieving these goals and believe that we will be able to do so. The Company and HRB Bank value their positive relationships with their respective banking regulators and will continue to work closely with them as we pursue alternatives. The Company plans to continue offering its financial services and products to its clients through HRB Bank in the 2014 tax season.

This Form 8-K contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “could,” “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All forward-looking statements speak only as of the date they are made and reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to certain risks and uncertainties that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2013 in the section entitled “Risk Factors,” as well as additional factors we may describe from time to time in other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: October 8, 2013	By:	/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

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